UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2007 (June 22, 2007)
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)
Florida 001-13660 59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8-K – page # of 3

Seacoast Banking Corporation of Florida

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangement of Certain Officers.

(e) On June 22, 2007, Seacoast Banking Corporation of Florida (the “Company”) and A. Douglas Gilbert, President and Chief Operating Officer of the Company and Vice Chairman of the Seacoast National Bank (the “Bank”), entered into agreements to provide for Mr. Gilbert’s anticipated retirement from full-time work, and that provide for his continued services after retirement as a consultant.  An Executive Transition Agreement (the “Transition Agreement”), approved by the Company’s Salary and Benefits Committee, amends Mr. Gilbert’s employment agreement dated March 24, 1991 (the “Employment Agreement”) and his Change in Control Agreement Employment Agreement (the “Change in Control Agreement”) dated December 24, 2003.  The Transition Agreement defines the compensation arrangements, including salary, bonus and other benefits, between Mr. Gilbert and the Company during the transition period between the effective date of the Transition Agreement and his anticipated Retirement Date (the “Transition Period”).  Under the Transition Agreement, Mr. Gilbert will receive a base salary increase of 6% effective June 1, 2007, and an annual cash bonus for 2007 and 2008 equal to his highest annual cash award received in the previous three years under the Company’s Key Manager Incentive Plan.  In lieu of equity awards for which he would otherwise be eligible to receive during the Transition Period under the Company’s Executive Equity Compensation Program, Mr. Gilbert will receive an additional payment of $150,000 per year.  The Company has also agreed to pay Mr. Gilbert the cash value of any unvested outstanding restricted stock awards (including performance vested shares that have met certain adjusted performance targets) upon his Retirement Date.

Mr. Gilbert’s existing Employment Agreement and Change in Control Agreement, as amended, will terminate on the Retirement Date.

The parties also executed on June 22, 2007 a Consulting and Restrictive Covenants Agreement (the “Consulting Agreement”) which will become effective upon Mr. Gilbert’s retirement under which he will provide consulting services, as defined, for a period of five (5) years in exchange for a consulting fee of $25,000 per month.  Mr. Gilbert has agreed to various restrictions on his conduct during the term of the agreement, and for a period of two years following any termination, including non-disclosure of confidential information, non-solicitation of employees and customers and non-competition with the Company and the Bank.

The summaries of the Transition Agreement and the Consulting Agreement contained in this Item 5.02 are qualified in their entirety by reference to the documents themselves, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference into this Item 5.02 in their entirety.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Document Description
10.1	Executive Transition Agreement with A. Douglas Gilbert

10.2	Consulting and Restrictive Covenants Agreement with A. Douglas Gilbert

8-K – page # of 3

Seacoast Banking Corporation of Florida

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

(Registrant)

Dated:

June 22, 2007

By:    /s/ Dennis S. Hudson, III

          Name:  Dennis S. Hudson, III

          Title:  Chairman & CEO